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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Volume Services America, Inc. of our report dated June 2, 1998 relating to the consolidated financial statements of Service America Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
May 27, 1999